SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): October 5, 1998





                                XIOX CORPORATION
             (Exact name of registrant as specified in its charter)



            Delaware                      0-15797                95-3824750
            --------                      -------                ----------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
           incorporation)                                    Identification No.)



                        577 Airport Boulevard, Suite 700
                          Burlingame, California 94010
                    (Address of principal executive offices)

                                 (650) 375-8188
              (Registrant's telephone number, including area code)

Item 5.  Other Events

         As reported on the Company's Form 8-K filed on September 24, 1998, the Company entered into a Stock Purchase and Investor Rights Agreement (the "Agreement") on September 21, 1998 with Intel Corporation ("Intel"), Flanders Language Valley CVA, Zero Stage Capital and other private investors for the private placement of a total of approximately $9.5 million of the Company's Series A Preferred Stock (the "Series A Preferred"). On October 5, 1998, the Company held its second and final closing pursuant to the Agreement. In the second closing the Company sold approximately $6.4 million of the Series A Preferred on substantially the same terms as the first closing, at which the Company sold approximately $3.1 million of Series A Preferred on September 21, 1998. All together, 1,907,989 shares of Preferred were sold under the Agreement at a purchase price of $5.00 per share.


Item 7.  Exhibits.

         The transaction discussed in Item 5 is to be accounted for as a sale of Preferred Stock. Financial statements for the period ending September 30, 1998 will be filed within 60 days.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           XIOX CORPORATION


Dated:   October 8, 1998                   By:       /s/ Melanie D. Reid
                                                    --------------------
                                                    Melanie D. Reid
                                                    Vice President Finance and
                                                    Chief Financial Officer